EXHIBIT 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851
MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST

REPORTS FIRST QUARTER 2014 RESULTS

•	Occupancy of 92.4%, Up 280 Basis Points from 1Q13

•	Same Store NOI Grew 2.3%, Cash Rental Rates Up 3.1%

•	Started Developments in Dallas and Houston with Total Estimated Investment of $45.4 Million

CHICAGO, April 23, 2014 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner, operator and developer of industrial real estate, today announced results for the first quarter of 2014. Diluted net income available to common stockholders per share (EPS) was $0.02, compared to $(0.05) a year ago.

First Industrial’s FFO was $0.24 per share/unit on a diluted basis, compared to $0.24 per share/unit a year ago. First quarter 2014 results included approximately a $0.01 per share/unit net impact related to loss from redemption of preferred stock, acquisition costs and a portion of a one-time restoration fee. Results also included a non-cash write-off of a straight-line rent receivable of $0.01 per share.

“U.S. industrial market fundamentals are strong, demonstrated by 15 consecutive quarters of positive net absorption, as well as measured new supply and improving market rental rates,” said Bruce W. Duncan, First Industrial’s president and CEO. “Our team continues its focus on driving incremental cash flow by capturing demand and capitalizing on this supportive environment.”

Portfolio Performance – First Quarter 2014

•	In-service occupancy was 92.4% at the end of the first quarter, compared to 92.9% at the end of the fourth quarter of 2013, and 89.6% at the end of the first quarter of 2013.

•	Tenants were retained in 65.8% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 2.3%. Including lease termination fees, same store NOI grew 2.3%. Both measures exclude the impact of the $0.4 million portion of a one-time restoration fee recognized during the first quarter.

•	Rental rates increased 3.1% on a cash basis and increased 8.2% on a GAAP basis; leasing costs were $1.97 per square foot.

Investment and Disposition Activities

In the first quarter of 2014, the Company:

•	Acquired a 100% leased 252,000 square-foot bulk warehouse in Minneapolis for $13.4 million.

•	Started development of the 351,000 square-foot First Northwest Commerce Center in Houston with an estimated investment of $19.7 million.

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•	Commenced development of the First Pinnacle Industrial Center, a two-building complex comprised of 598,000 square feet, with an estimated investment of $25.7 million

•	Sold three facilities comprised of 73,000 square feet for a total of $3.5 million.

Capital Market Activities and Financial Position

In the first quarter, the Company:

•	Closed on a $200 million 7-year unsecured term loan with interest-only payments and an initial interest rate of LIBOR plus 175 basis points. The Company used swaps to convert the LIBOR rate to an initial effective fixed interest rate of 4.04%.

•	Redeemed all $50 million of its outstanding Series F Flexible Cumulative Redeemable Preferred Stock and all $25 million of its outstanding Series G Flexible Cumulative Redeemable Preferred Stock.

•	Received an investment grade rating of BBB- on its unsecured notes from Standard & Poor’s.

•	Established a new “at-the-market” equity offering program under which the Company may sell, from time to time, up to 13.3 million common shares for an aggregate gross sales price of up to $200 million. The Company did not issue any shares via this program in 1Q14.

•	As announced in the Company’s press release dated February 25, 2014, a common dividend of $0.1025 per share/unit for the quarter ending March 31, 2014 was paid on April 21, 2014 to stockholders of record on March 31, 2014. The new dividend rate represents a 20.6% increase from the prior rate of $0.085 per share.

“Our capital markets actions in the first quarter have provided us with additional financial flexibility and will contribute to our long-term cash flow growth through lower capital costs,” said Scott Musil, chief financial officer. “We were pleased to receive an investment grade rating on our unsecured notes from S&P and are working towards our goal of obtaining upgrades from the other ratings agencies.”

Outlook for 2014

Mr. Duncan stated, “Prospective tenants are active across our markets seeking facilities to grow their businesses or enhance supply chain efficiencies. We are positioned to grow cash flow as we increase occupancy in our existing portfolio and lease-up our new investments.”

	Low End of Guidance for 2014 (Per share/unit)	High End of Guidance for 2014 (Per share/unit)
Net Income Available to Common Stockholders	0.12	0.22
Add: Real Estate Depreciation/Amortization	1.01	1.01
Less: Non-NAREIT Compliant Gain Through 1Q13	(0.03)	(0.03)

FFO (NAREIT Definition)	$1.10	$1.20

Less: One-Time Restoration Fee, Partially Offset by Loss from Retirement of Debt Related to Planned Early Mortgage Payoffs, Loss from Redemption of Preferred Stock and Acquisition Costs	(0.01)	(0.01)

FFO Before One-Time Restoration Fee, Loss from Retirement of Debt and Preferred Stock and Acquisition Costs	$1.09	$1.19

The following assumptions were used:

•	The midpoint of FFO guidance was adjusted downward by $0.02 per share from the prior guidance. $0.01 per share is related to adjusting the lease-up expectations for the 509,000 square-foot 2Q13 Chicago acquisition to the end of 2014 from 2Q14. Additionally, full year FFO guidance reflects the impact of a $0.01 non-cash write-off of a deferred rent receivable in 1Q14.

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•	Average quarter-end in-service occupancy of 92.0% to 93.0%, a reduction of 0.5% at both ends of the range. The change is primarily due to the aforementioned revised estimated lease-up date of the Chicago asset that will enter the in-service portfolio in 2Q14.

•	Guidance includes a one-time restoration fee of approximately $0.02 per share.

•	Same-store NOI on a cash basis of positive 3% to 5% for the full year, excluding the aforementioned one-time restoration fee.

•	JV FFO of approximately $0.4 million.

•	General and administrative expense of approximately $23 million to $24 million.

•	Guidance reflects the previously-disclosed planned payoff of approximately $44 million of secured debt with a weighted average interest rate of 6.8%; in addition, the Company plans to prepay an additional two secured loans totaling approximately $22 million with a weighted average interest rate of 4.8%. Guidance also reflects the payoff of $82 million of 6.42% Senior Notes due 2014.

•	Guidance includes the incremental costs related to the Company’s five developments in process, including its first quarter 2014 development starts in Dallas and Houston, and its completed developments. In total, the Company expects to capitalize $0.01 per share of interest related to its development projects in 2014.

•	Guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any other future property sales or investments,

•	any future impairment gains or losses,

•	any future NAREIT-compliant gains or losses, or

•	issuance of additional equity, which the Company may elect to do, depending on market conditions.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own, manage and have under development approximately 65.8 million square feet of industrial space as of March 31, 2014. For more information, please visit us at www.firstindustrial.com.

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Forward-Looking Information

This press release and the presentation to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2013 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Thursday, April 24, 2014 at 11:30 a.m. EDT (10:30 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter supplemental information can be viewed at www.firstindustrial.com under the “Investor Relations” tab.

Contact:	Art Harmon
Senior Director, Investor Relations and Corporate Communications
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended
	March 31, 2014	March 31, 2013
Statement of Operations and Other Data:
Total Revenues	$86,168	$80,624
Property Expenses	(31,314)	(26,658)
General & Administrative	(5,556)	(6,463)
Depreciation of Corporate FF&E	(122)	(208)
Depreciation and Other Amortization of Real Estate	(28,650)	(26,096)

Total Expenses	(65,642)	(59,425)
Interest Income	702	563
Interest Expense	(19,046)	(18,963)
Amortization of Deferred Financing Costs	(804)	(854)
Mark-to-Market Loss on Interest Rate Protection Agreements	—	(4)
Loss from Retirement of Debt	—	(1,150)

Income from Continuing Operations Before Equity in Income of Joint Ventures and Income Tax (Provision) Benefit	1,378	791
Equity in Income of Joint Ventures (a)	2,966	20
Income Tax (Provision) Benefit	(10)	62

Income from Continuing Operations	4,334	873
Discontinued Operations:
(Loss) Income Attributable to Discontinued Operations	(2)	816
Gain (Loss) on Sale of Real Estate	735	(3,074)

Income (Loss) from Discontinued Operations	733	(2,258)
Income (Loss) Before Gain on Sale of Real Estate	5,067	(1,385)
Gain on Sale of Real Estate	—	262

Net Income (Loss)	5,067	(1,123)
Net (Income) Loss Attributable to the Noncontrolling Interest	(104)	220

Net Income (Loss) Attributable to First Industrial Realty Trust, Inc.	4,963	(903)
Preferred Dividends	(1,019)	(3,837)
Redemption of Preferred Stock	(1,462)	—

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$2,482	$(4,740)

RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$2,482	$(4,740)
Depreciation and Other Amortization of Real Estate	28,650	26,096
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	15	1,321
Noncontrolling Interest	104	(220)
Equity in Depreciation and Other Amortization of Joint Ventures (a)	37	55
Non-NAREIT Compliant (Gain) Loss (b)	(735)	3,074
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	(2,979)	—

Funds From Operations (NAREIT) (“FFO”) (b)	$27,574	$25,586
Loss from Retirement of Debt	—	1,150
Restricted Stock/Unit Amortization	1,575	1,826
Amortization of Debt Discounts / (Premiums) and Hedge Costs	1,034	956
Amortization of Deferred Financing Costs	804	854
Depreciation of Corporate FF&E	122	208
Redemption of Preferred Stock	1,462	—
Mark-to-Market Loss on Interest Rate Protection Agreements	—	4
NAREIT Compliant Economic Gain (b)	—	(262)
One Time Restoration Fee (d)	(389)	—
Non-Incremental Capital Expenditures (d)	(7,369)	(11,597)
Capitalized Interest and Overhead	(448)	(1,007)
Straight-Line Rent and Amortization of Above (Below) Market Leases and Lease Inducements	126	(1,209)

Adjusted Funds From Operations (“AFFO”) (b)	$24,491	$16,509

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended
	March 31, 2014	March 31, 2013
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)
Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$2,482	$(4,740)
Interest Expense	19,046	18,963
Depreciation and Other Amortization of Real Estate	28,650	26,096
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	15	1,321
Preferred Dividends	1,019	3,837
Redemption of Preferred Stock	1,462	—
Income Tax Provision (Benefit)	10	(62)
Noncontrolling Interest	104	(220)
Loss from Retirement of Debt	—	1,150
Amortization of Deferred Financing Costs	804	854
Depreciation of Corporate FF&E	122	208
Equity in Depreciation and Other Amortization of Joint Ventures (a)	37	55
NAREIT Compliant Economic Gain (b)	—	(262)
Non-NAREIT Compliant (Gain) Loss (b)	(735)	3,074
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	(2,979)	—

EBITDA (b)	$50,037	$50,274
General and Administrative	5,521	6,463
Acquisition Costs	35	—
Mark-to-Market Loss on Interest Rate Protection Agreements	—	4
FFO from Joint Ventures (b)	(116)	(133)

Net Operating Income (“NOI”) (b)	$55,477	$56,608

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (b)
Gain on Sale of Real Estate	$—	$262
Gain (Loss) on Sale of Real Estate included in Discontinued Operations	735	(3,074)
Non-NAREIT Compliant (Gain) Loss (b)	(735)	3,074

NAREIT Compliant Economic Gain (b)	$—	$262

Weighted Avg. Number of Shares/Units Outstanding - Basic (c)	114,245	105,477
Weighted Avg. Number of Shares Outstanding - Basic (c)	109,676	100,774
Weighted Avg. Number of Shares/Units Outstanding - Diluted (c)	114,784	105,477
Weighted Avg. Number of Shares Outstanding - Diluted (c)	110,215	100,774
Per Share/Unit Data:
FFO (NAREIT)	$27,574	$25,586
Less: Allocation to Participating Securities	(73)	(96)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$27,501	$25,490
Basic/Diluted Per Share/Unit (c)	$0.24	$0.24
Income from Continuing Operations, including Gain on Sale of Real Estate, Net	$4,334	$1,135
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	(75)	120
Less: Preferred Dividends	(1,019)	(3,837)
Less: Redemption of Preferred Stock	(1,462)	—
Less: Allocation to Participating Securities	(23)	(36)

Income (Loss) from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$1,755	$(2,618)
Basic/Diluted Per Share (c)	$0.02	$(0.03)
Net Income (Loss) Available	$2,482	$(4,740)
Less: Allocation to Participating Securities	(32)	(36)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$2,450	$(4,776)
Basic/Diluted Per Share (c)	$0.02	$(0.05)
Common Dividends/Distributions	$0.1025	$0.085
Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,137,177	$3,116,359
Real Estate and Other Assets Held For Sale, Net	—	19,000
Total Assets	2,582,738	2,628,749
Debt	1,373,012	1,234,365
Total Liabilities	1,495,240	1,364,060
Total Equity	$1,087,498	$1,264,689

a)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus or minus impairment of depreciated real estate, minus or plus non-NAREIT compliant gain (loss). Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant economic gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses and acquisition costs. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, plus or minus straight-line rental income and amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2014, include all properties owned prior to January 1, 2013 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2013 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended March 31, 2014 and March 31, 2013, NOI was $55,477 and $56,608, respectively; NOI of properties not in the Same Store Pool was $58 and $1,037, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $(260) and $1,153, respectively. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of awards that have forfeitable rights to dividends or dividend equivalents (restricted units and LTIP Unit Awards) would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in calculating per share amounts for items included on the Statement of Operations, including FFO and AFFO.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (restricted stock) (“participating securities”) to be included in the two class method of the computation of EPS. Under the two class method, participating security holders are allocated income, in proportion to total weighted average shares outstanding, based upon the greater of net income (after reduction for preferred dividends and redemption of preferred stock) or common dividends declared. The Company conforms the calculation of FFO and AFFO with the calculation of EPS during periods in which common dividends are declared.

d)	A one-time restoration fee is excluded from the calculation of AFFO. The adjustment also reduces building improvements by $389 for the three months ended March 31, 2014.